[EXHIBIT 10.51 - Certain portions of this document have been omitted in the publicly filed version of this document pursuant to the Registrant's request for confidential treatment and filed separately with the Securities and Exchange Commission.
Omitted confidential information is indicated in brackets in this Exhibit.]

              SPD-SMART WINDOW LICENSE AGREEMENT
                           BETWEEN
                 RESEARCH FRONTIERS INCORPORATED
                             AND
                   PILKINGTON GROUP LIMITED

            This License Agreement ("Agreement") effective as of
September 10, 2009 by and between RESEARCH FRONTIERS
INCORPORATED, a Delaware corporation (hereinafter called
"LICENSOR") and PILKINGTON GROUP LIMITED, a corporation organized under the laws of the United Kingdom
(hereinafter called "LICENSEE").

RECITALS

            WHEREAS, LICENSOR has been engaged in research and development in the application of physicochemical concepts to Light Valves and Licensed Products (both as hereinafter defined) and of methods and apparatus relating to products incorporating such concepts; and is possessed of and can convey information and know-how for such products and rights to manufacture, use and sell such products; and

            WHEREAS, LICENSEE and its Affiliates are interested in manufacturing and selling Licensed Products; and

            WHEREAS, LICENSEE and its Affiliates desire to acquire from LICENSOR, and LICENSOR desires to grant to LICENSEE and its Affiliates, certain rights and licenses with respect to such technology of LICENSOR;

            NOW, THEREFORE, in consideration of the premises and the mutual covenants herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows.

1          DEFINITIONS.

        The following terms when used herein shall have the respective meanings set forth in this Article 1.

"Affiliates" means (a) any entity which is wholly owned by Licensee, or any entity which wholly owns Licensee, and (b) any entity which is 50% or greater, owned or controlled by Licensee, including specifically named entities as listed, namely, Changchun Pilkington Safety Glass co. Ltd, Wuhan Yaohua Pilkington Safety Glass Co. Ltd and Pilkington Argentina SA, which list may be revised from time to time as mutually agreed by Licensor and Licensee in writing, and any entity which owns or controls more than 50% of Licensee.

The "Effective Date" of this Agreement shall be the date which is the last date of formal execution of this Agreement by duly authorized representatives of the parties to this Agreement as indicated on the signature page of this Agreement.

"Licensed Product" means only a Light Valve Transportation
Vehicle Window Product incorporating a Light Valve. The term "Licensed Product" shall not include Light Valves used or intended for use in any product other than as specifically defined herein, such as but not limited to, other window products not specifically defined herein, such as, but not limited to, Light Valve Architectural Window Products, window products for other vehicles not specifically included in the definition of Light Valve Transportation Vehicle Window
Product, and non-window products such as but not limited to displays, eyewear, sunvisors, toys, mirrors or filters for scientific instruments, lamps or contrast enhancement of displays. The term "display" means any device for displaying letters, numbers, images or other indicia or patterns. Nothing contained herein shall permit LICENSEE to sell, lease, or otherwise dispose of a Light Valve which is not incorporated or intended to be incorporated as described above into a Light
Valve Transportation Vehicle Window Product.

"Licensed Territory " means all countries of the world.

"LICENSEE" where used throughout this Agreement shall be deemed to mean any or all of Pilkington Group Limited and the Affiliates together.

"Light Valve" means a variable light transmission device which has been developed by or for LICENSOR and in respect of which the patents and patent applications listed on Schedule A and the Technical Information of LICENSOR apply comprising:
a cell including cell walls, containing or adapted to contain an activatable material, described hereinafter, such that a change in the optical characteristics of the activatable material affects the characteristics of light absorbed by, transmitted through and/or reflected from the cell; means incorporated in or on the cell, or separate therefrom for applying an electric or magnetic field to the activatable material within the cell; and coatings (including, but not limited to, electrodes), spacers, seals, electrical and/or electronic components, and other elements incorporated in or on or combined with the cell. The activatable material, which the cell contains or is adapted to contain, includes in it solid suspended particles, which when subjected to a suitable electric or magnetic field, orient to produce a change in the optical characteristics of the device, and may be in the form of a liquid suspension, gel, film or other material.

"Light Valve Architectural Window Product" means a Light
Valve used or intended for use solely as a window integrally incorporated in, or attached as a fixture to the external structure or internal structure of any building, whether permanent or temporary, and whether above or below ground.

"Light Valve Transportation Vehicle Window Product" means a
Light Valve used or intended for use as a window (including sunroofs, vehicle roofs, roof panels, windshields, and side and rear window panes which are an integral part of the internal or external structure of such vehicle) whether the window is supplied as original equipment or a replacement window pane, integrally incorporated in a transportation vehicle of a type not primarily designed or primarily intended for military use. The term "Light Valve Transportation Vehicle Window Product" shall not include a Light Valve used or intended for use as a sunvisor, but may include Light Valves which are used or intended for use in a non-military transportation vehicle as, or as part of, or are laminated to, or the surface area of which is primarily attached to, a window, sunroof or windshield. The term "transportation vehicle" shall mean passenger cars, recreational vehicles, trucks, buses, mobile cranes, trains, boats, agricultural, construction and mining equipment,but shall not include other types of vehicles such as aircraft, space craft and space-stations.

The "Net Selling Price" of a Licensed Product on which royalties are payable shall be the larger of the following: (A) the genuine selling price of LICENSEE and its sublicensees hereunder (including amounts charged for any wiring, installation, and related services provided by LICENSEE and its sublicensees hereunder) f.o.b. factory at which nonaffiliated customers are billed in the usual course of business for a Licensed Product, as packed for shipment to the customer; and
(B) $100 per window. The aforementioned $100 figure specified in clause (B) above shall be adjusted upward as of each January
1st hereafter beginning on January 1, 2010 by any increase in the Producer Price Index for Finished Goods (the "Index") for the 12 month period ending in December of the prior year, prepared by the Bureau of Labor Statistics of the United States Department of Labor (or if the Index is not then being published, the most nearly comparable successor index). In calculating a genuine selling price of a product for the above calculation, such price may be reduced only by the applicable proportions of the following if, and to the extent that, amounts in respect thereof are reflected in such selling price: (i) normal trade discounts actually allowed; (ii) sales, use or excise and added value taxes and custom duties paid; (iii) if the genuine selling price is other than f.o.b. factory, amounts paid for f.o.b. transportation of the product to the customer's premises or place of installation or delivery; (iv) insurance costs and the costs of packing material, boxes, cartons and crates required for shipping; provided, however, that for purposes of this calculation, the genuine selling price of a product may not be less than 90% of the gross selling price of said product after all deductions therefrom, if any. If a product is leased, sold, used or otherwise disposed of on terms not involving a bona fide arm's length sale to an unaffiliated third party, then the Net Selling Price for such transactions shall be deemed to be the Net Selling Price as defined above for identical products sold to a nonaffiliated customer nearest to the date of such lease, sale, use, or other disposition.

References to "Sections" and to "Schedules" shall be to the sections and schedules of this Agreement except where expressly stated otherwise.

"Technical Information" means all useful information relating to apparatus, methods, processes, practices, formulas, techniques, procedures, patterns, ingredients, designs and the like including (by way of example) drawings, written recitations of data, specifications, parts, lists, assembly procedures, operating and maintenance manuals, test and other technical reports, know-how of LICENSOR, and the like owned or controlled by LICENSOR, to the extent they exist, that relate to Light Valves, Licensed Products and/or to the suspensions or other components used or usable for Licensed Products or Light
Valves including, but not limited to, particles, particle precursors, coatings, polymers, liquid suspensions and suspending liquids, or any combination thereof, and that consist of concepts invented or developed by LICENSOR. Know-how of LICENSOR's suppliers and of LICENSOR's other licensees and their sublicensees under licenses from LICENSOR shall not be considered Technical Information owned or controlled by LICENSOR.

2          GRANT OF LICENSE.

            2.1 License. During the term of this Agreement, LICENSOR hereby grants LICENSEE a non-exclusive right and license to use (a) all of the Technical Information, if any, (subject to Section 8.1 hereof), furnished by LICENSOR pursuant to this Agreement, and (b) any invention claimed in (i) any of the unexpired patents now or hereafter listed on Schedule A attached hereto or (ii) unexpired patents which issue from pending patent applications now or hereafter listed in Schedule A, and any continuations, continuations-in-part, divisions, reissues, reexaminations, or extensions thereof to make, have made, and to lease, sell, or otherwise dispose of Licensed Products in the Licensed Territory. Notwithstanding anything contained herein to the contrary, no rights or licenses shall be granted hereunder with respect to any new particle now or hereafter under development by LICENSOR.

            2.2 No Other Rights. LICENSEE agrees that, except for the specific licenses granted to it under Section 2.1 hereof for use in Licensed Products, LICENSEE has not acquired any rights or licenses under this Agreement to use Light Valves or any components thereof made by or for LICENSEE or its sublicensees pursuant to this Agreement.

            2.3 Sublicenses. LICENSEE shall have the right to grant non-exclusive sublicenses to any of its wholly-owned and controlled subsidiaries, whose obligations to LICENSOR hereunder LICENSEE hereby guarantees, and which acknowledges to LICENSOR in writing that it wishes to become a sublicensee hereunder prior to doing so and agrees to be bound by the terms and conditions of this Agreement. All sublicenses shall (i) be non-exclusive, (ii) shall terminate with the termination of the rights and licenses granted to LICENSEE under Section 2.1 hereof, and be otherwise limited in accordance with the limitations and restrictions which are imposed on the rights and licenses granted to LICENSEE hereunder, (iii) contain confidentiality provisions no less protective than those contained in Section 12.1 hereof, and (iv) shall contain such other terms, conditions, and licenses as are necessary to enable LICENSEE to fulfill its obligations hereunder. LICENSEE shall send LICENSOR a copy of every sublicense agreement or other agreement entered into by LICENSEE in connection with a sublicense hereunder within thirty (30) days of the execution thereof and shall also notify LICENSOR prior to or promptly after any change in ownership in a sublicensee. LICENSOR may terminate any such sublicense if there is any change in the ownership or control of a sublicensee.

3          ROYALTY PAYMENTS, REPORTS AND RECORD-KEEPING.

            3.1 Royalties and Reports on Net Sales. During the term of this Agreement, LICENSEE agrees to pay LICENSOR an earned royalty which shall be ten percent (10%) of the Net
Selling Price of Licensed Products which embody, or the manufacture of which utilizes, any of the rights granted under
Section 2.1 hereof, and which are manufactured by or for LICENSEE and sold, leased, used or otherwise disposed of by or for LICENSEE or a permitted sublicensee. Payments under this Section 3.1 shall be made on a quarterly basis and made within 30 days after the end of the calendar quarter in which such Licensed Products were sold, leased, used or otherwise disposed of by or for LICENSEE or a permitted sublicensee hereunder. Each royalty payment shall be in U.S. dollars and shall be accompanied by a statement by LICENSEE showing in reasonable detail the amount of Licensed Products sold, used, leased or otherwise disposed of by or for LICENSEE and its sublicensees during the preceding quarter, any deductions taken or credits applied, and the currency exchange rate used to report sales made in currencies other than U.S. dollars. LICENSEE shall use the exchange rates for buying U.S. dollars in effect on the last day of each quarter, as specified in The New York
Times. The first such statement shall cover the period from the Effective Date of this Agreement to the end of the first calendar quarter in which a Licensed Product is sold, used, leased or otherwise disposed of by or for LICENSEE or its sublicensees.
In addition, LICENSEE shall provide LICENSOR with quarterly reports of its activities involving the development of Licensed Products. LICENSEE shall also furnish to LICENSOR at the same time it becomes available to any third party, a copy of each brochure, price list, advertisement or other marketing and promotional materials prepared, published or distributed by LICENSEE or its sublicensees relating to Licensed Products. LICENSOR shall have the right, but not the obligation, to approve any use by LICENSEE of LICENSOR's name, logo, or other information about Licensed Products, and to require the correction of any inaccurate information. Upon written notice to LICENSEE, LICENSOR may change the above-referenced quarterly periods to become calendar monthly periods at any time after the royalties payable under this Section
3.1 exceed the Minimum Royalties specified in Section 3.2 hereof, in which case LICENSEE shall have the option to either provide sales reports and payments monthly as aforesaid, or to make monthly estimated sales reports and payments of royalties thereon, with a final reconciliation being done for the third month in each calendar quarter.

             3.2 Minimum Royalties - Regardless of whether LICENSEE is selling any Licensed Products, during the term of this Agreement LICENSEE agrees to pay LICENSOR an initial fee of [Confidential Information Omitted and filed separately with the Securities and Exchange Commission] upon signing of this License Agreement and the non-refundable minimum royalties (in U.S. Dollars) specified below for each of the stated periods:

             Period                          Minimum Royalty

 [Confidential Information Omitted and filed separately with the Securities and Exchange Commission]

             3.3 Time and Method of Payment. The initial fee and payment for the first minimum annual royalty payment under
Section 3.2 shall be paid to LICENSOR within 10 days of the Effective Date of this Agreement, and each subsequent payment under Section 3.2 to LICENSOR shall be made on or before January 31 of each license year commencing January 1, 2010.
All other payments shall be due on the date specified in this Agreement, or if no date is specified, within 30 days of invoice. All payments that remain unpaid past their due date shall bear interest at an annual rate equal to the lesser of 25% or the maximum interest rate permitted by law. All payments made to LICENSOR shall be paid by wire transfer of immediately available funds to the account of Research Frontiers
Incorporated at Chase Manhattan Bank, 6040 Tarbell Road, Syracuse, New York 13206, Account No.: 825-624-290, ABA
Wire Code No.: 021 000 021, or to such other account or place, as LICENSOR may specify in a notice to LICENSEE.

            3.4 Sales, Use and Returns. Licensed Products shall be considered as sold, leased or used and royalties shall accrue on the earlier of when such Licensed Products are billed out, or when delivered, shipped or mailed to the customer. If as a result of a price reduction or a return of Licensed Products previously sold, a credit or refund to a customer is given on part or all of the sale price of such Licensed Products, a credit shall be allowed against royalties accruing thereafter under this Agreement equal to the royalty paid on that part of the sales price so credited or refunded.

            3.5  Recordkeeping.    LICENSEE shall keep and shall
cause each sublicensee to keep for six (6) years after the date of submission of each statement supported thereby, true and accurate records, files and books of accounts that relate to Licensed Products, all data reasonably required for the full computation and verification of the Net Selling Price of Licensed Products, deductions therefrom and royalties to be paid, as well as the other information to be given in the statements herein provided for, and shall permit LICENSOR or its duly authorized representatives, upon reasonable notice, adequately to inspect the same at any time during usual business hours. LICENSOR and LICENSEE agree that an independent certified public accounting firm (selected by LICENSOR from the largest ten certified public accounting firms in the United States of America, or the United Kingdom) may audit such records, files and books of accounts to determine the accuracy of the statements given by LICENSEE pursuant to Section 3.1 hereof. Such an audit shall be made upon reasonable advance notice to LICENSEE and during usual business hours no more frequently than annually. The cost of the audit shall be borne by LICENSOR, unless the audit shall disclose a breach by LICENSEE of any term of this Agreement, or an underpayment error in excess of two percent of the total monies paid to LICENSOR by LICENSEE during the audited period, in which case LICENSEE shall bear the full cost of such audit.
LICENSEE agrees to pay LICENSOR all additional monies that are disclosed by the audit to be due and owing to LICENSOR within thirty days of the receipt of the report.

            3.6 Customer Referrals. Although LICENSOR is under no obligation to do so, LICENSOR may from time to time refer customers to LICENSEE. In the event that such customer purchases, leases or rents products or services from LICENSEE other than a Licensed Product upon which a royalty is paid by LICENSEE to LICENSOR, LICENSEE shall include the details of such transaction in its next monthly report under Section 3.5 hereof, and shall pay LICENSOR a sales commission equal to ten percent (10%) of the amount received from such customer for which a royalty under Section 3.1 hereof is not paid. No such payment shall be due from LICENSEE to LICENSOR if the referred customer was already a customer of LICENSEE prior to the date of referral by LICENSOR and LICENSEE informs LICENSOR of such fact at the time that the referral by LICENSOR is made.

4          OBLIGATIONS OF LICENSEE.

            4.1 Compliance. LICENSEE agrees that, without limitation, any manufacture, sale, lease, use or other disposition of Licensed Products by LICENSEE that is not in strict accordance with the provisions of this Agreement shall be deemed a material breach of this Agreement.

            4.2 End Users. LICENSEE agrees to require all direct recipients of Licensed Products to whom Licensed Products are sold, leased, or otherwise disposed of by LICENSEE or its sublicensees, to not look to LICENSOR or its affiliates for any claims, warranties, or liability relating to such Licensed Products. LICENSEE agrees to take all steps to reasonably assure itself that Licensed Products sold, leased or otherwise disposed of by or for LICENSEE is being used for permitted purposes only, insofar as it may be reasonably possible to do so.

            4.3 Laws and Regulations. LICENSEE agrees that it shall be solely responsible for complying with all laws and regulations affecting the manufacture, use and sale or other disposition of Licensed Products by LICENSEE and its sublicensees, and for obtaining all approvals necessary from governmental agencies and other entities. LICENSEE agrees to maintain a file of all such approvals and to send LICENSOR a copy of all such approvals (including English translations thereof in the case of approvals required by any foreign country) within 10 business days of any written request for such copies by LICENSOR. LICENSEE represents and warrants to LICENSOR that no approval from any governmental agency or ministry, or from any third party, is required for LICENSEE to effectuate the terms of this Agreement or the transactions contemplated hereby.

            4.4  Purchase of Components from Others.   By virtue of
the disclosure of Technical Information and information, if any, provided from time to time by LICENSOR to LICENSEE and to its other licensees, and each of their sublicensees and affiliates, any component of a Light Valve, including, without limitation, materials, suspensions, films, polymers, coatings, particle precursors, and particles (each, a "Component"), which LICENSEE or its sublicensees makes, has made for it, or purchases from any third party for use in Licensed Products shall be deemed to have been manufactured at least in part using the Technical Information provided by LICENSOR if LICENSEE or any supplier of a Component to LICENSEE has had access to Technical Information of any kind of LICENSOR or its licensees and their sublicensees, consultants, subcontractors, agents or representatives. LICENSEE and its sublicensees each hereby agrees that (i) all Components shall be used only in strict accordance with the provisions of this Agreement, and that such Components may not be used for any other purpose or resold by LICENSEE or its sublicensees except as specifically permitted by the license granted in Section 2.1 hereof, and (ii) LICENSEE and its sublicensees will only look to the manufacturer or supplier of such Component or other item used by LICENSEE or its sublicensees and not to LICENSOR or its affiliates for any claims, warranties, or liability relating to such Component or other item. LICENSEE acknowledges that LICENSOR has not made any representations or warranties regarding the availability of any Component, or the price thereof, and that in all respects LICENSEE shall deal directly with the suppliers of such Components and will obtain from them information regarding availability, pricing, and/or other terms relating to such Components.

           4.5 No Warranties by LICENSOR. LICENSOR does not represent or warrant the performance of any Licensed Product or of any material, Component, or information provided hereunder, and LICENSEE expressly acknowledges and agrees that any such material, Component or information provided by LICENSOR hereunder is provided "AS IS" and that LICENSOR makes no warranty with respect thereto and DISCLAIMS ALL WARRANTIES, EXPRESS OR IMPLIED
(other than those specifically contained in Article 13) , INCLUDING BUT NOT LIMITED TO THE IMPLIED
WARRANTIES OF MERCHANTABILITY AND FITNESS
FOR A PARTICULAR PURPOSE, WITH RESPECT
THERETO, ITS USE OR ANY INABILITY TO USE IT, OR
THE RESULTS OF ITS USE. In no event shall LICENSOR be liable for any damages, whether in contract or tort (including negligence), including but not limited to direct, consequential, special, exemplary, incidental and indirect damages, arising out of or in connection with this Agreement or the use, the results of use, or the inability to use any Licensed Product, material, Component or information provided hereunder.

            4.6 Analysis. LICENSEE represents and agrees that it will only incorporate Components received from authorized suppliers into Licensed Products and for no other purpose except as may be specifically permitted under Section 3.1, and that LICENSEE will not directly or indirectly attempt to reverse-engineer any material provided to it hereunder by LICENSEE or any supplier of any Component.

            4.7 Personnel. LICENSEE agrees to assign personnel from its technical staff who shall be responsible for the development of Licensed Products during the term of this Agreement.

           4.8 Promotional Activities. LICENSEE agrees that it shall maintain, either at its own facilities or that of any laminating subcontractor selected by LICENSEE, adequate inventories of SPD light control film purchased from any authorized supplier of Light Valve film to meet on a timely basis the anticipated requirements of LICENSEE for incorporation into Licensed Products during the term of this Agreement. In addition, to the extent commercially reasonable and consistent with LICENSEE's current practices,LICENSEE shall promptly develop and maintain a web site relating to its business which prominently features LICENSOR's SPD technology and LICENSEE's relationship to LICENSOR, and shall participate at all major industry trade shows and/or conferences and/or engage in other marketing and promotional activities reasonably necessary to promote LICENSOR's SPD technology and LICENSEE's business relating thereto.

5          TRADEMARKS.

            5.1 Trademarks. All trademarks or service marks that either party may adopt and use for Licensed Products or other products incorporating Light Valves are and shall remain the exclusive property of the adopting party, and the other party shall not obtain any rights and license to such marks under this Agreement, but may inform others that the adopting party has licensed or produced Licensed Products or products incorporating Light Valves under such mark or marks, and may use the adopting party's logo in connection therewith, in accordance with Section 5.2. LICENSOR may require
LICENSEE or its permitted sublicensees to indicate on packaging that such product is licensed from Research Frontiers Incorporated or to otherwise include language and/or designations approved by LICENSOR indicating an affiliation with Research Frontiers Incorporated or to use trademarks specified by LICENSOR on LICENSEE's Licensed Products.

            5.2 Use of logo. In the event that either party wishes to use a logo of the other party, such party will inform the other party in writing of the intended use of such logo, and:

            5.2.1 not use such logo without the prior written consent of the other party (such consent not to be unreasonably withheld or delayed); and

            5.2.2 where consent to such use is forthcoming or use is pursuant to Section 5.2.3, agrees to follow the other party's guidelines (as from time to time may be applicable) with regard to use of such logo. The other party agrees to provide a copy of any such applicable guidelines to the other upon the granting of such consent; and

            5.2.3 Notwitstanding anything contained in this Agreement to the contrary, LICENSEE hereby consents to LICENSOR's use of LICENSEE's logo on the section of its internet web site listing licensees of LICENSOR (and any copy of such list) provided that such use is consistent with the way that the logos of other licensees of LICENSOR's are used on such list, and may also use LICENSEE's logo in connection with any press release issued jointly by LICENSOR and LICENSEE in connection with this Agreement and approved by both parties.

6          INSURANCE AND INDEMNIFICATION.

            6.1 Insurance. LICENSEE shall maintain at all times ample product liability and other liability insurance covering its operations relating to the subject matter of this Agreement and, if requested by LICENSOR, LICENSEE shall name
LICENSOR as an additional insured. Upon request, LICENSEE shall provide LICENSOR of evidence of such insurance.
LICENSEE may fulfill its obligation under this Section 6.1 as part of a general company-wide program of self-insurance.

            6.2 Indemnification. LICENSEE, and its affiliates, successors and assigns and sublicensees (each, an "Indemnifying Party"), each hereby indemnify and agree to hold harmless LICENSOR and its shareholders, officers, directors, agents and employees (each, an "Indemnified Party"), against any liability, damage, loss, fine, penalty, claim, cost or expense (including reasonable costs of investigation and settlement and attorneys', accountants' and other experts' fees and expenses) arising out of any action or inaction by any Indemnifying Party relating to this Agreement including an Indemnifying Party's manufacture, sale, use, lease or other disposition of Licensed Products, and related materials, or other use of the information and rights granted hereunder. Any knowledge of LICENSEE's or its sublicensee's activities by LICENSOR or its representatives shall in no way impose any liability on LICENSOR or reduce the responsibilities of LICENSEE hereunder or relieve it from any of its obligations and warranties under this Agreement.

7          FUTURE PATENTS.

            7.1 Future Patents. Each party, at its cost, shall have the right to file patent applications in the United States and in foreign countries covering any invention made by such party.

            7.2 Improvements and Modifications. (a) Any future improvements or modifications invented or developed by or on behalf of LICENSEE, LICENSEE's sublicensees and LICENSOR after the Effective Date of this Agreement, if any, which relate in any way to or are useful in the design, operation, manufacture and assembly of Licensed Products, and/or to the suspensions or other components used or usable in Licensed Products shall not be included in this Agreement. Upon written request by the non-inventing party, LICENSOR and LICENSEE shall negotiate with each other regarding the grant of nonexclusive rights and licenses to use such improvements and modifications, but neither party shall be obligated to grant such rights and licenses to one another. Notwithstanding anything contained herein to the contrary, LICENSOR shall have the right to use, license and sublicense any improvement, modification or invention which is jointly developed by LICENSEE or its officers, directors, employees, affiliates, contractors, or consultants, on the one hand, and LICENSOR or its officers, directors, employees, affiliates, contractors or consultants, on the other hand.

            (b) During the term of this Agreement each of the parties hereto agrees to inform the other in writing (without any obligation to reveal details which would be confidential information), at least as frequently as once a year in January of each calendar year, if any significant improvements or modifications have been made relating to Licensed Products, and as to the general nature of any such improvements and modifications.

           (c) Notwithstanding the foregoing, LICENSOR may, but shall not be required to, voluntarily and without additional cost to LICENSEE disclose certain information relating to future improvements and modifications and license to LICENSEE rights in such certain future improvements and modifications, and any information so disclosed will be considered Technical Information which LICENSEE shall be obligated to keep confidential pursuant to Section 12.1 of this Agreement. In connection therewith, LICENSOR, may voluntarily add patents and/or patent applications to Schedule A hereof. No disclosure of any information by LICENSOR shall in any way establish a course of dealing or otherwise require LICENSOR to make any future disclosure of information under this Agreement.

            7.3 Foreign Patent Applications. During the term of this Agreement, LICENSEE shall have the right to designate that any patent application now or hereafter listed on or incorporated into Schedule A shall be filed or maintained in any foreign country included in the Licensed Territory. If so designated and if legally possible to do so, LICENSOR agrees to promptly file, prosecute and maintain such applications and resulting patents, and LICENSEE shall pay to LICENSOR the complete cost, including reasonable attorney's fees, to file, prosecute and maintain during the term of this Agreement any such patent application and resulting patents specifically so designated by LICENSEE.


8          TECHNOLOGY TRANSFER.

    8.1. Materials. Upon request by LICENSEE, during the term of this Agreement and when mutually convenient to LICENSOR and LICENSEE, LICENSOR shall supply
LICENSEE with small quantities of materials related to Licensed Products for experimental use only by LICENSEE, and shall charge LICENSEE $1,500 per man/day plus the reasonable cost of any other materials used in making such materials, plus the reasonable cost of shipping such materials to LICENSEE. Upon request by LICENSEE, during the term of this Agreement and when mutually convenient to LICENSOR and LICENSEE, LICENSOR may make its personnel available to consult with LICENSEE and its contractors, with compensation to LICENSOR for such consultation to be mutually agreed to by LICENSOR and LICENSEE. Each invoice submitted by LICENSOR for such service shall include detailed explanations of the charges, and, if requested by LICENSEE, copies of receipts. The parties acknowledge that LICENSOR has no obligation to transfer to LICENSEE any Technical Information other than as may be embodied in such sample materials, and that, other than sample materials, if any, that may be supplied by LICENSOR as aforesaid, LICENSEE will be acquiring materials from authorized suppliers other than LICENSOR.

            8.2 Inquiries. LICENSEE and LICENSOR may also at any time during the term of this Agreement make reasonable inquiry by telephone, facsimile or mail to one another in regard to any information or data furnished pursuant to this Agreement.

            8.3 Visits. During all visits by either party to the facilities of the other party, visitors shall comply with all reasonable rules of the host company, and each party to this Agreement will indemnify and hold the other party harmless from any liability, claim or loss whatsoever (i) for any injury to, or, death of, any of its employees or agents while such persons are present at the facility of the other party; and (ii) for any damages to its own property or to the property of any such employee or agent which may occur during the presence of any such person at the facility of the other party, regardless of how such damage occurs.

            8.4 Sole Purpose. Any documentation or information supplied pursuant to this Agreement by either party to the other shall be used solely for the purposes set forth in this Agreement.

9          INTELLECTUAL PROPERTY PROTECTION RESPONSIBILITIES.

           9.1 Proprietary Rights: Notices. Each party shall provide appropriate notices of patents, or other similar notice of the patent rights of the other party on all products utilizing the patented inventions of the other party. Either party may add its own patent notice to any copy or embodiment which contains its patented inventions.

            9.2 LICENSOR Exclusive Owner. LICENSEE hereby acknowledges LICENSOR as purporting to be the sole and exclusive owner of the patents and patent applications listed on Schedule A, and that, except for the rights granted hereunder, LICENSEE shall not have any rights or attempt to assert any ownership rights in and to those patents and patent applications.

10        TERM AND TERMINATION.

            10.1 Term. The term of this Agreement shall extend from the Effective Date of this Agreement to the date of termination of this Agreement. Unless sooner terminated or extended, as herein provided for below, this Agreement shall terminate upon the expiration of the later of (A) the last to expire of the patents now or hereafter listed in Schedule A hereof, and (B) the expiration of the period in which LICENSEE is obligated to maintain confidential Technical Information of LICENSOR pursuant to Section 12.1 hereof.

            10.2  Termination by LICENSEE. LICENSEE may
terminate this Agreement effective as of December 31, 2015 or as of any anniversary thereof by giving LICENSOR prior notice thereof unless sooner terminated as hereinafter provided. Such notice shall be made in writing and shall be given between 60 and 90 days prior to the effective date for which such termination is to be effective. If LICENSEE decides to terminate this Agreement for any reason, LICENSEE shall provide LICENSOR, along with the aforementioned notice of termination, with a written report describing the reasons for such termination.

            10.3  Termination by LICENSOR. LICENSOR may
terminate this Agreement at any time effective as of December
31, 2015 or as of any anniversary thereof upon at least 30 days' notice to LICENSEE for any reason, provided, however, that LICENSOR shall give LICENSEE at least one years' notice of any early termination under this Section 10.3 if LICENSEE is producing and selling Licensed Products hereunder , and provided further that if LICENSOR gives LICENSEE a notice of termination pursuant to the first sentence of this Section 10.3 and the effective termination date of such notice would be prior to the expiration of a binding contractual obligation of LICENSEE to supply Licensed Products to a customer which contract is in effect at the time LICENSOR's termination notice is given, then the LICENSEE may, by providing LICENSOR within 10 business days with a copy of the relevant portion of such contract, extend the effective date of LICENSOR's termination to the date on which the later of any aforesaid contractual obligations of LICENSEE to any such customer expires, but in no event shall the foregoing extension imply any extension of time beyond the time period specified in Section
10.1 above. Notwithstanding the foregoing, LICENSOR may terminate this Agreement at any time upon at least 30 days' notice to LICENSEE if LICENSEE shall have failed to make any payment when due or at any time breach any material term of this Agreement and such payment is not made or such breach is not cured within any applicable cure period specified in
Article 11 of this Agreement, or LICENSEE repeatedly provides inaccurate reports hereunder, or if there has been a cessation by LICENSEE of general operations or of work related to Licensed Products, and "cessation" shall not include any temporary cessation of operations or work by LICENSEE as may occur from time to time.

            10.4 Effect of Termination. If this Agreement expires or is terminated for any reason whatsoever, in addition to any other remedies which one party may have against the other: (1) all of LICENSEE's rights and licenses under this Agreement shall cease, and LICENSEE shall immediately return to LICENSOR all Technical Information furnished to LICENSEE under this Agreement or destroy the same (except for any which is incorporated into samples which have been supplied to a customer of LICENSEE as permitted hereunder), together with all reproductions, copies and summaries thereof (insofar as it is possible to do so); provided, however, that LICENSEE may retain solely for archival purposes one copy of all such documents in its legal department files, (2) at LICENSOR's option, LICENSEE shall, within 30 days of the date of such termination or expiration, either (A) sell and deliver to LICENSOR at LICENSEE's direct cost of manufacture any Licensed Products which shall then be in the possession of LICENSEE, and, if requested by LICENSOR, LICENSEE shall finish and deliver to LICENSOR any Licensed Products in the process of manufacture as soon as possible and, in any case, not later than 60 days after receiving LICENSOR's request, and/or
(B) with respect to any unsold inventory and work in the process of manufacture, to complete such work in process and sell any remaining inventory during the period not to exceed six months from the date of termination or expiration of this Agreement provided that at the completion of such six-month period, LICENSEE shall promptly destroy and dispose of any Licensed Products (and Licensed Products in the process of manufacture) not sold under this Section 10.4 and (3) if this Agreement is terminated for any reason or expires, upon such termination or expiration, LICENSEE hereby grants to LICENSOR a nonexclusive, royalty-free, irrevocable, worldwide license with the right to grant sublicenses to others to utilize all technical information, improvements and/or modifications (whether or not the subject of patents or pending patent applications) developed or invented by or on behalf of LICENSEE and/or its sublicensees, subcontractors, or agents hereunder through the date of such termination or expiration of this Agreement relating to Light Valves, or Licensed Products (excluding any technology that does not relate directly to the creation of variable light transmission in an SPD window, including but not limited to: infrared reflective coatings, antennas, heating grids, interlayer, glass fabrication technology, glass compositions, glazing systems technology, including encapsulation, structural enhancements, sealants, and adhesives) and upon such termination or expiration, LICENSEE shall provide LICENSOR in reasonable detail complete information regarding such technical information, improvements and/or modifications. The foregoing license shall be self-effectuating, but LICENSEE agrees upon written notice by LICENSOR at any time hereafter to deliver to LICENSOR within 30 days of such notice any document or other instrument reasonably requested by LICENSOR to convey such license rights to LICENSOR such as, by way of example, confirmations or instruments of conveyance or assignment. LICENSEE may exclude from such license any improvements to lamination or components, and processing know-how developed by or on behalf of LICENSEE but only to the extent that LICENSEE or any third party has not filed for patent protection on such items and maintains them as trade secrets. No termination of this Agreement by expiration or otherwise shall release LICENSEE or LICENSOR from any of its continuing obligations hereunder, if any, or limit, in any way any other remedy one party may have against the other party. Notwithstanding the foregoing, LICENSEE's obligations to LICENSOR under Sections 3.1
(only until the end of the month in which the last of all sales under this Agreement occurs), 3.5, 3.6, 4.2, 4.3, 4.4, 4.5, 4.6,
6.1, 6.2, 7.2, 8.3, 8.4, 10.4, 12.1, and Articles 13 and 14 shall survive any termination or expiration of this Agreement.

11        EVENTS OF DEFAULT AND REMEDIES.

            11.1 Events of Default. Each of the following events shall constitute an "Event of Default" under this Agreement:

            11.1.1 (a) A party's failure to make any payment due in a timely manner or a party's material breach or material failure to punctually perform any of its duties and obligations under this Agreement, which material breach or failure, if curable, remains uncured for thirty (30) days after written notice of such breach or failure is received by the breaching party; or (b) a material misrepresentation is made by a party in any representation or warranty contained in this Agreement and the misrepresented facts or circumstances, if curable, remain uncured thirty (30) days after written notice of such misrepresentation is received by the breaching party; and, in either case, if such breach or misrepresentation is not curable, termination shall occur thirty (30) days after such misrepresentation or breach at the option of the non-breaching party; or

            11.1.2 The failure by a party upon request to provide the other party with adequate assurances of its performance of all obligations under this Agreement upon: (a) such first party's filing of a voluntary petition in bankruptcy; (b) the filing of any involuntary petition to have such first party declared bankrupt which has not been dismissed within ninety (90) days of its filing; (c) the appointment of a receiver or trustee for such first party which has not been rescinded within ninety (90) days of the date of such appointment; or (d) such first party otherwise becoming insolvent or otherwise making an assignment for the benefit of creditors.

            11.2 Default by a Party. If there occurs an Event of Default with respect to a party, the other party may:

            (a)        seek damages; and/or

            (b) seek an injunction or an order for mandatory or specific performance; and/or

     (c) terminate this Agreement and the licenses granted to LICENSEE hereunder whereupon the non-defaulting party shall have no further obligations under this Agreement except those which expressly survive termination, and except with respect to royalty payments due and owing to LICENSOR as of the termination date or any subsequent period specified in
Section 10.4.

 12        CONFIDENTIALITY.

            12.1 Confidential Information. (a) LICENSEE agrees for itself, its sublicensees, and their employees and agents that for twenty (20) years from the later of the Effective Date of this Agreement or the latest date of its receipt of information disclosed to LICENSEE by LICENSOR pursuant to this Agreement, such information shall be held in confidence;
provided, however, there shall be no obligation to treat as confidential information which is or becomes available to the public other than through a breach of this obligation, or which was already possessed by LICENSEE in writing (or otherwise provable to be in the possession of LICENSEE) prior to the March 25, 2004 (and was not received from LICENSOR) or which is shown by LICENSEE to have been received by it from a third party who had the legal right to so disclose it without restrictions and without breach of any agreement with LICENSOR or its licensees. LICENSOR shall affix an appropriate legend on all written documentation given to LICENSEE which contains confidential information, but the failure to so affix such legend shall not affect the confidential nature of such information. LICENSEE acknowledges that the list of patent applications contained on Schedule A is confidential information of LICENSOR. If confidential information is otherwise conveyed orally by LICENSOR, LICENSOR shall specify to LICENSEE at the time such information is being conveyed (or in a subsequent letter referring to the conversation) that the information conveyed is confidential. It is understood and agreed that, unless otherwise provided in a separate agreement between LICENSEE and LICENSOR, LICENSEE has no obligation hereunder to provide
LICENSOR with any confidential or proprietary information, and that LICENSOR shall have no obligation hereunder to LICENSEE to maintain in confidence or refrain from commercial or other use of any information which LICENSOR is or becomes aware of under this Agreement (subject to the terms of Section 13.1.3 and unless LICENSEE has informed
LICENSOR on a non-confidential basis of the nature of such information beforehand and LICENSOR has agreed in writing to receive such information from LICENSEE which LICENSEE wishes to be considered confidential, in which case it shall be kept confidential for no more than a period of three years from the date of disclosure unless another period of confidentiality is otherwise agreed to by LICENSOR and LICENSEE at the time of disclosure). The terms and provisions of this Agreement or any other agreement between the parties shall not be considered confidential except that LICENSEE may not disclose the minimum annual royalty payments specified in Article 3 hereof without LICENSOR's prior written consent, and the parties hereto acknowledge that, pursuant to the Securities Exchange
Act of 1934, as amended, and the regulations promulgated thereunder, LICENSOR may file copies of this Agreement with the Securities and Exchange Commission and with NASDAQ and with any other stock exchange on which LICENSOR's securities may be listed. LICENSEE agrees that for the period of time during which LICENSEE is obligated to keep information confidential hereunder, LICENSEE will not knowingly make, use, sell, lease or otherwise dispose of products using or directly or indirectly derived from Licensed Products, Light Valves, or Components (other than where all obligations of confidentiality in respect of such confidential information or sample materials as are so provided to LICENSEE from LICENSOR or its licensees and their sublicensees and so made, used, sold, leased or otherwise disposed of by LICENSEE or its sublicensees have validly terminated other than through a breach by LICENSEE or any third party of any obligation of confidentiality), or which otherwise comprise suspended particles, which when subjected to a suitable electric or magnetic field, orient to produce a change in the optical characteristics of the suspension ("SPD Technology") unless an agreement between LICENSOR and LICENSEE permitting it to do so is in full force and effect and the royalties, if any, provided in such agreement are being paid to LICENSOR on such products. The foregoing restriction shall not apply to products (i) which do not directly or indirectly incorporate SPD Technology, such as, but not limited to, liquid crystal devices, or electrochromic devices, or (ii) which incorporate technology involving suspended particles, which when subjected to a suitable electric or magnetic field, orient to produce a change in the optical characteristics of the suspension but which is independently developed and which is not in any way directly or indirectly derived from any Technical
Information of LICENSOR or its licensees, sublicensees, or any of their affiliates. LICENSEE agrees to make all reasonable and careful enquiries to determine whether any SPD Technology is derived in any way from Technical Information or patents of the LICENSOR. LICENSEE shall have the burden of proving by clear and convincing evidence that the availability of any exception of confidentiality exists or that the foregoing restrictions do not apply to a particular product. Nothing contained in this section, however, shall be construed as granting LICENSEE any rights or licenses with respect to any Technical Information (which is not in the public domain other than through a breach by LICENSEE or any third party of any obligation of confidentiality) or patents of LICENSOR or its other licensees or their sublicensees.

             (b) LICENSEE will have the right to provide materials to, and to disclose information to, a subcontractor of LICENSEE or to a customer of LICENSEE or subcontractor of such customer (each of the foregoing being referred to as a "Recipient") relating to this Agreement; provided, however, that LICENSEE shall only disclose such information as is strictly necessary to enable said Recipient to perform its manufacturing task, and shall ensure that prior to disclosing any information to said Recipient, said Recipient has signed a secrecy agreement with LICENSEE at least as protective of LICENSOR's
Technical Information as the provisions of this Agreement, including, without limitation, said Recipient's specific agreement to be bound by the provisions of Section 12.1 hereof to the same extent as LICENSEE. For such purposes, LICENSEE may develop a standard form of secrecy agreement for LICENSOR's approval, after which LICENSEE may use such secrecy agreement with all Recipients without LICENSOR's prior approval of the secrecy agreement being necessary. LICENSEE shall have all Recipients sign said secrecy agreement prior to the disclosure of Technical
Information to said Recipient, and LICENSEE shall send
LICENSOR a copy of every such secrecy agreement within thirty (30) days after the execution thereof.

 13        WARRANTIES AND REPRESENTATIONS.

            13.1 Reciprocal Representations. Each party represents and warrants to the other that:

             13.1.1 Valid Agreement. The execution and delivery of this Agreement by the officer or representative so doing, and the consummation of the transactions contemplated hereby, have been duly authorized by all necessary corporate action by LICENSOR and LICENSEE and this Agreement is a valid and binding obligation enforceable against the parties in accordance with its terms, except to the extent limited by bankruptcy, insolvency, moratorium and other laws of general application relating to general equitable principles;

             13.1.2 No Conflicts. Nothing herein conflicts with its rights and obligations pursuant to any agreement by a party and any other entity; and

             13.1.3 Publicity. The parties shall have the right to use non-confidential information, including but not limited to information concerning this Agreement, a description of the other party, and its logos (to the extent permitted by Section 5.1 or otherwise pursuant to the consent of the other party, which consent may not be unreasonably withheld or delayed) for marketing, sales, technical assistance, investor relations, disclosure and public relations purposes, and that information permitted to be disclosed by a party under this Section 13.1.3 may appear on such party's (or its subsidiaries' or sublicensees') Internet web site, along with links to the Internet web sites, and specific pages therefrom, of the other party and its subsidiaries and sublicensees.

             13.2  LICENSOR Representations.  LICENSOR
represents and warrants, for the benefit of LICENSEE, that:

             13.2.1 Title. As of the date hereof, LICENSOR represents and warrants that it has the right to convey the rights and licenses granted by this Agreement, and otherwise to perform its obligations under this Agreement. LICENSOR has caused its employees who are employed to do research, development, or other inventive work to disclose to it any invention or information within the scope of this Agreement and to assign to it rights in such inventions and information in order that LICENSEE shall receive, by virtue of this Agreement, the licenses granted to it under Section 2.1 hereof.

            13.2.2 Infringement. As of the date hereof, LICENSOR is not aware of any claim for patent infringement or the misappropriation of trade secrets, being asserted against it by any third party; or of any infringement of the patents listed on Schedule A hereto by any entity.

             13.2.3 Patents in Force. To the best of LICENSOR's knowledge, all of the patents listed on Schedule A hereto are currently in force.

             13.3 No Warranty. LICENSOR and LICENSEE make no guaranty or warranty to one another under this Agreement (a) that LICENSEE will be able to develop, manufacture, sell or otherwise commercialize Licensed Products, or (b) as to the validity of any patent.

             13.4 Disclosure In the event that after the date of this Agreement either party becomes aware of any fact or matter which renders any of the warranties and representations set out at this Section 13 untrue, it shall promptly notify the other party of the same, without prejudice to any rights and remedies of such other party for any breach of any such warranty or representation, provided that this Section 13.4 shall not impose any additional obligations on a party other than the obligation of disclosure set forth herein.

 14        MISCELLANEOUS.

             14.1 Applicable Law. This Agreement shall be interpreted, construed, governed and enforced in accordance with and governed by the laws of the State of New York, and LICENSOR and LICENSEE hereby submit to the exclusive jurisdiction of the state or federal courts located in the County of Nassau and State of New York for such purposes.

            14.2 Confidentiality In Court Proceeding. In order to protect and preserve the confidential information of a party which the parties recognize may be exchanged pursuant to the provisions of this Agreement, the disclosing party may request, and the receiving party shall not oppose, the court in any action relating to this Agreement to enter a protective order to protect information which is confidential information under Section
12.1 and to seal the record in the action or to hold the proceedings, or portion of the proceedings, in camera; provided, that the requested terms do not prejudice the receiving party's interests. Nothing, however, shall preclude either party from thereafter moving to unseal its own records or to have matter and information designated as confidential under any relevant protective order designated otherwise in accordance with the circumstances as they shall appear at that time.

            14.3 Severability. If any provision of this Agreement is declared or found to be illegal, unenforceable or void, the parties shall negotiate in good faith to agree upon a substitute provision that is legal and enforceable and is as nearly as possible consistent with the intentions underlying the original provision. If the remainder of this Agreement is not materially affected by such declaration or finding and is capable of substantial performance, then the remainder shall be enforced to the extent permitted by law.

            14.4 Waiver. Unless agreed to by the parties in writing to the contrary, the failure of either party to insist in any one or more instances upon the strict performance of any one or more of the provisions of this Agreement, or to exercise any right contained in this Agreement or provided by law, shall not constitute or be construed as a waiver or relinquishment of the performance of such provision or right or the right subsequently to demand such strict performance or exercise of such right, and the rights and obligations of the parties shall continue unchanged and remain in full force and effect.

            14.5 Captions. The captions and headings in this Agreement are inserted for convenience and reference only and in no way define or limit the scope or content of this Agreement and shall not affect the interpretation of its provisions.

            14.6 Assignment. This Agreement shall be binding on and shall inure to the benefit of the parties and their successors and assigns. However, LICENSEE agrees that it shall not assign this Agreement or its rights hereunder without the prior written consent of LICENSOR except to a successor to substantially all of its business relating to Light Valves and whose obligations hereunder are guaranteed to LICENSOR by LICENSEE. LICENSOR may assign all of its rights and obligations hereunder to any successor to any of its business interests or to any company controlling or controlled by LICENSOR. All assignees shall expressly assume in writing the performance of all the terms and conditions of this Agreement to be performed by the assigning party, and an originally signed instrument of such assumption and assignment shall be delivered to the non-assigning party within 30 days of the execution of such instrument.

            14.7  Schedules.  All Schedules attached to this
Agreement shall be deemed to be a part of this Agreement as if set forth fully in this Agreement.

            14.8 Entire Agreement. This Agreement constitutes the entire understanding and agreement between LICENSOR and LICENSEE with respect to the subject matter hereof, supersedes all prior agreements, proposals, understandings, letters of intent, negotiations and discussions with respect to the subject matter hereof and can be modified, amended, supplemented or changed only by an agreement in writing which makes specific reference to this Agreement and which is executed in writing by the parties; provided, however, that either party may unilaterally waive in writing any provision imposing an obligation on the other.

            14.9 Notices. Any notice required or permitted to be given or made in this Agreement shall be in writing and shall be deemed given on the earliest of (i) actual receipt, irrespective of method of delivery, (ii) on the delivery day following dispatch if sent by express mail (or similar next day courier service), or (iii) on the sixth day after mailing by registered or certified air mail, return receipt requested, postage prepaid and addressed as follows:

LICENSOR:                Joseph M. Harary, President and CEO
                         Research Frontiers Incorporated
                         240 Crossways Park Drive
                         Woodbury, New York 11797-2033 USA
                         Facsimile:         (516) 364-3798
                         Telephone:        (516) 364-1902

LICENSEE:                 Anthony R. Shaw,
                          Vice President Technology-Automotive
                          Pilkington North America
                          811 Madison Avenue
                          Toledo, Ohio 43695, USA
                          Facsimile:         (419) 247-4224
                          Telephone:        (419) 247-4488

or to such substitute addresses and persons as a party may designate to the other from time to time by written notice in accordance with this provision.

            14.10 Bankruptcy Code. In the event that either party should file a petition under the federal bankruptcy laws, or that an involuntary petition shall be filed against such party, the parties intend that the non-filing party shall be protected in the continued enjoyment of its rights hereunder to the maximum feasible extent including, without limitation, if it so elects, the protection conferred upon licensees under section 365(n) of Title 17 of the U.S. Code. Each party agrees that it will give the other party immediate notice of the filing of any voluntary or involuntary petition under the federal bankruptcy laws.

            14.11 Construction. This Agreement and the exhibits hereto have been drafted jointly by the parties and in the event of any ambiguities in the language hereof, there shall no be inference drawn in favor or against either party.

            14.12 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

            14.13 Status of the Parties. The status of the parties under this Agreement shall be solely that of independent contractors. No party shall have the right to enter into any agreements on behalf of the other party nor shall it represent to any person that it has such right or authority.

            The parties, through their duly authorized representatives, and intending to be legally bound, have executed this Agreement, as of the date and year first above written, whereupon it became effective in accordance with its terms.


                           RESEARCH FRONTIERS INCORPORATED


                           By:  /s/ Joseph M. Harary
                                    Joseph M. Harary, President
                           Date: September 10, 2009

                            PILKINGTON GROUP LIMITED (for itself
                            and on behalf of its Affiliates)

                           By:  /s/ Anthony R. Shaw
                                    Anthony R. Shaw,
                                    Vice President Technology-Automotive
                           Date: September 10, 2009





                            Schedule A
                    (As of September 10, 2009)

                LIST OF UNITED STATES, INTERNATIONAL AND
                FOREIGN PATENTS AND PATENT APPLICATIONS

                                         Date    Expiration
Patents in the United States             Issued  Date

5,093,041                Joseph A. Check, III et al
               "Light-Polarizing Material Based on
                   Ethylene-diamine Polyacetic Acid
                   Derivatives"    3/03/92   7/30/10


5,111,331                Paul Rosenberg
               "Electro-Optical Light Modulator"
                               5/05/92    7/5/09


5,279,773                Robert L. Saxe
               "Light Valve Incorporating A
Suspension     Stabilized With A Block Polymer"
                              1/18/94   3/23/12


5,325,220                Robert L. Saxe
               "Light Valve With Low Emissivity
             Coating As Electrode"
                           6/28/94    3/9/13


5,463,491                 Joseph A. Check III
           "Light Valve Employing a Film
Comprising An Encapsulated Liquid Suspension And
             Method of Making Such Film"
                          10/31/95  11/6/12


5,463,492                 Joseph A. Check III
           "Light Modulating Film of Improved
              Clarity For A Light Valve"
                           10/31/95 11/6/12


 5,461,506                Joseph A. Check III et al
           "Light Valve Suspensions Containing A
             Trimellitate Or Trimesate And Light
             Valves Containing The Same"
                               10/24/95  5/11/13


5,467,217                 Joseph A. Check III et al
           "Light Valve Suspensions and Films
             Containing UV Absorbers and Light
             Valves Containing The Same"
                             11/14/95    5/11/13


5,516,463                 Joseph A. Check III et al
           "Method of Making Light
                Polarizing Particles"
                            05/14/96     07/08/14


5,650,872                 Robert L. Saxe et al
           "Light Valve Containing
                Ultrafine Particles"
                          07/22/97  12/08/14


5,728,251                 Joseph A.  Check, III
                "Light Modulating Film of Improved
             UV Stability For a Light Valve"
                          03/17/98  09/27/15


5,764,402       Jean-Francois Thomas; Pierre
Vezin
           "Optical Cell Control System"
                          06/09/98  04/24/15


5,838,482       Daniel Decroupet; Pierre Laroche
           "Optical Cell" 11/17/98  05/16/15


5,691,849       Rene Ledroit; Jean-Francois
Thomas; Andre Hecq
           "Rear-View Assembly for a Vehicle
           and an Adaptor Therefor"
                       11/25/97     11/25/14

6,114,405            Huifang Zhuang et al
           "Ultraviolet Radiation-Curable
           Light-Modulating Film for a Light
           Valve, and Method of Making Same"
                          09/05/00  10/09/17


6,156,239            Robert L. Saxe et al
           "Light Polarizing Material, Liquid
           Suspensions and Films Thereof, and
Light      Valve Incorporating Same"
                           12/05/00 02/26/19


6,271,956B1               Robert L. Saxe et al
           "Method and Materials for Enhancing
the Adhesion of SPD Films and Light Valves
           Comprising Same"
                        08/07/01 03/02/20


6,301,040            Srinivasan Chakrapani et al
           "SPD Films Having Improved Properties
and Light Valves Comprising Same"
                          10/09/01  05/24/20


6,334,967  B1             Robert L. Saxe et al
           "Light Polarizing Particles of
Improved Particle    Size Distribution"
                            01/01/02  12/21/20
      (See also listing for PCT/US99/15508)


6,416,827            Srinivasan Chakrapani et al
      "SPD Films and Light Valves Comprising
Same"                     07/09/02 [10/27/20]


6,429,961B1     Joseph M. Harary et al
           "Methods for Retrofitting Windows
With Switchable and Non-Switchable Window
Enhancements and Retrofitted Windows Produced
Thereby"                   08/06/02 10/03/20


6,517,746            Robert L. Saxe et al.
"Polyhalide Particles and Light Valves Comprising
Same"                               02/11/03  01/05/21

6,522,446                      Robert L. Saxe
"Anisometrically Shaped Metal Particles,Liquid
Suspensions and Films Thereof And Light Valves
Comprising Same"
                     02/18/03  04/25/21


6,529,312B1               Robert L. Saxe
                          "Anisometrically Shaped Carbon and/or
Graphite Particles, Liquid Suspensions and Films
Thereof                   And Light Valves Comprising
Same"                     03/04/03  06/07/19
                          [See also U.S. Patent No. 6,987,602 filed
                          December 27, 2002, a continuation-in-part
of this patent]


6,606,185B2               Robert L. Saxe
"SPD Films and Light Valves Comprising Liquid
           Suspensions of Heat-Reflective
Particles of Mixed Metal Oxides and Methods of
Making  Such Particles"
                      08/12/03 12/08/14


6,804,040            Albert P. Malvino, et al
"Method and Device for Controlling Voltage
Provided to a Suspended Particle Device"
          10/12/04   02/13/23


6,897,997                 Albert P. Malvino
"Method and Device for Controlling Voltage
           Provided to a Suspended Particle
Device" 05/24/05 02/13/23
                (continuation-in-part of 6,804,040)

                     Srinivasan Chakrapani et al
6,900,923   "Siloxane Matrix Polymers and SPD
Light Valve Films    Incorporating Same"
            05/31/05 06/18/23


                     Robert L. Saxe, et al
6,936,193    "SPD Light Valve Film Incorporating
New Suspending Media,and Light Valve
           Incorporating Same"
                       08/30/05     04/14/23


6,987,602 B2                   Robert L. Saxe, et al
           "Anisometrically Shaped Carbon and/or
Graphite Particles, Liquid Suspensions and Films
Thereof And Light Valves Comprising Same"
                         01/17/06   06/07/19
 (continuation-in-part of patent 6,529,312B1)


7,361,252            Steven M. Slovak, et al
"Methods for Laminating Films for SPD Light
Valves and SPD Light Valves Incorporating Such
Laminated Films" (claims priority from
60/562,329)
              04/22/08    10/26/25


7,417,785            Albert P. Malvino
"Methods and Circuits for Distributing Power
 to SPD Loads"       08/26/08  01/18/25

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